Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Phil Versten, VP, Marketing and Communications
(847) 549-6002

Michael Donahue, Global Expert in Brand Management, Brand Reputation and Market Dynamics, Joins Board of Z Trim Holdings

Former McDonald’s USA Chief Communications and External Relations Officer to Play a Key Role in Market Strategy

MUNDELEIN, IL, Nov. 15 -- Z Trim Holdings Inc. (AMEX:  ZTM), a manufacturer of innovative fiber-based food ingredients and wellness foods, today announced that Michael Donahue, 50, has accepted the company’s offer to join their board of directors, effective immediately.

Mr. Donahue is Partner, Westside Holdings, LLC, a Chicago-based management consulting and investment company. He is the former Chief Communications and External Relations Officer, McDonald's USA and is widely regarded throughout the business world and the food industry as a driver of development and implementation of practical brand and reputation management solutions for Fortune 500 corporations, business leaders, high profile celebrities and philanthropic organizations.

"We look forward to the synergies Mike will bring us, both internally and externally," said Steve Cohen, President and CEO of Z Trim. "His strengths in creating alliances and strategically advancing major brands will play a key role in our immediate and future plans for improving both the taste and the nutritional profiles of the world's favorite foods."

According to Michael Donahue, that synergy begins with his expertise and the Z Trim product line. "With Z Trim, I believe we are at the forefront of substantial global change in both nutrition and health,” he said. “Z Trim represents the win-win solution that has eluded both the food industry and nutrition advocates for years, enabling the delivery of less fat and more fiber in the manner preferred by food industry customers, without compromising taste.”

During his 20 year career at McDonald’s, Mr. Donahue held the titles of Chief Communications  and External Relations Officer, McDonald’s USA; Vice President, External Relations and Customer Satisfaction, Vice President of Government Relations; and Global Corporate Vice President for Strategic Projects and Alignment, to name a few.

As well, he managed the Corporate Social Responsibility Department for McDonald’s. Mr. Donahue is a leader in going beyond the typical industry product/brand and proactively engaging and finding mutual solutions for “hot” social, cultural and public policy issues. He has garnered widespread public and media attention to truly “tell the story” of his clients’ commitment to food safety, nutrition, balanced active lifestyles, environmental preservation, fair labor/employment practices and other areas often viewed as contradictory to preconceived consumer/media perceptions.

Over the course of his 20+ year career, Mr. Donahue as become a trusted advisor at the Board and CEO levels of highly visible Fortune 500 corporations who require a multi-dimensional approach to build credibility and trust among a diverse group of constituents – employees, customers, shareholders, the media and the public. Through his contemporary views, business acumen and unique functional skill set, Mr. Donahue has translated concepts into winning communications, public/community relations, social responsibility, government affairs, and corporate/brand marketing programs.

Prior to joining McDonald’s in 1987, Mr. Donahue spent several years in government relations where he created favorable environments for small businesses, retailers and Fortune 500 companies to proactively address consumer regulatory and legislative trends as a Manager/Director with the Illinois Retail Merchants Association, National Federation of Independent Business and 3M Corporation.  He then transitioned into public office to assist the incumbent Governor to address small business concerns as Deputy Director for the State of Illinois Commerce Department.

Mr. Donahue was appointed to the Z Trim board position after Z Trim Holdings accepted the resignation of David Lansky from that body on November 9th of this year.

USDA-developed Z Trim is a natural non-caloric functional food ingredient that can lower calories from fat up to 80% in foods while maintaining superior taste and mouthfeel. Z Trim provides the texture of fats without the calories and can substantially reduce harmful trans fats, saturated fats, and cholesterol, and contribute to a healthy diet. Z Trim was recognized as the "Most Innovative Ingredient” at the 2006 the Food Ingredients South America's (FISA) International Exhibition for Solution and Technology for the Food Industry conference.

Z Trim is used to reduce fats and maintain moisture for the dairy, bakery, meat and poultry, and sauces and dressings industries, as well as in schools participating in the nation's School Meals Program. It can make meats juicier, baked goods moister, and dips creamier. Z Trim food technology provides a natural solution to global challenges of obesity and associated health problems.

www.ztrim.com

Forward-Looking Statements and Risk Factors
Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors which could materially affect such forward-looking statements can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our current non-compliance with Amex listing requirements, our history of operating losses, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.